                                                                   Exhibit 10.13

                               PURCHASE AGREEMENT

THIS AGREEMENT is made effective the 27th day of January, 2006, between Osborne Investments, L.L.C., a Missouri limited liability company ("OI") and Land O'Lakes, Inc., a Minnesota corporation ("LOL").

                                    RECITALS

A. Pursuant to a Joint Venture Agreement dated January, 2000, ("JV Agreement") OI and LOL previously formed Moark, LLC, a Missouri limited liability company (the "LLC"), for the purpose of engaging in the production and marketing of eggs and egg products (the "Business").

B. Initially, and pursuant to the original Limited Liability Company Operating Agreement of Moark LLC, ("Operating Agreement") OI and LOL each held a fifty (50%) percent membership Interest in the LLC. Over time, and pursuant to several amendments to the JV Agreement and the Operating Agreement and agreements ancillary thereto, the parties admitted a new member to the LLC and altered their respective membership Interests such that the current members and their Interests (subject to the allocation agreement referenced in the Second Amendment to the June 15, 2001 Agreement dated February 14, 2003 ("Second Amendment")) are as follows:

Member              Membership Interest
------              -------------------
LOL Holdings, Inc   Five (5%) percent
LOL                 Fifty-two and one half (52.5%) percent
OI                  Forty-two and one half (42.5%) percent

C. LOL desires to purchase from OI and OI desires to sell to LOL all of OI's membership Interest in the LLC, including all rights represented thereby, upon and subject to the terms and conditions provided in this Agreement.

                              TERMS AND CONDITIONS

In consideration of the foregoing Recitals which are made a contractual part of this Agreement, and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties further agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE

Section 1.1 Purchase and Sale of OI's Membership Interest. Upon and subject to the terms and conditions set forth in this Agreement, LOL shall purchase at the Closing from OI and OI shall sell, transfer, assign and deliver to LOL, all of OI's right, title and interest in and to all of its complete membership Interest in the LLC as defined in (i) the Operating Agreement including but not limited to the Definitions in Exhibit B of the Operating Agreement, and all amendments and addendums thereof; (ii) the First Addendum to Limited Liability Company Operating Agreement of Moark, LLC; (iii) the Agreement Substituting and Replacing the June 15, 2001 Agreement, and (iv) the Second

Amendment to the June 15, 2001 Agreement, including all rights thereunder, including, but not limited to, all governance rights and financial rights, rights to capital accounts, rights to guaranteed payments, and rights to undistributed earnings ("OI's Membership Interest").

Section 1.2 Consideration. The consideration for the sale of the Assets is as follows:

          a. Cash. Cash in the amount of Seventy-One Million Dollars ($71,000,000.00); and,

          b. Assumption of Manager Payment Obligations. LOL shall assume, or cause the LLC to assume, those obligations of OI to three of the managers of the LLC as referenced in Schedule 1.2b hereto.

Section 1.3 Payment Process. At Closing, LOL shall pay to OI, by wire transfer of immediately available funds to accounts as designated by OI, the amount of cash as referenced in Section 1.2a above.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF LOL

LOL represents and warrants to OI as of the date hereof and as of the date of Closing as follows:

Section 2.1 Due Incorporation and Qualification. LOL is a cooperative corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

Section 2.2 Authorization LOL has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and performance of LOL's obligations hereunder have been duly authorized by all necessary corporate action on the part of LOL, and no other corporate proceedings on the part of LOL are necessary to authorize the execution, delivery and performance of LOL hereunder. This Agreement has been duly executed and delivered by LOL and constitutes LOL's valid and binding obligation enforceable against LOL in accordance with its terms.

Section 2.3 No Conflict. Assuming the consents/waivers referenced in Section 4.4b are received, then the execution, delivery and performance of LOL's obligations hereunder, and the consummation of the transaction contemplated thereby, will not (a) conflict with or violate any provision of the articles of incorporation, bylaws, or other governing documents of LOL; (b) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which LOL is a party or by which LOL or its assets or properties may be bound; (c) violate any judgment, order, writ, injunction, or decree of any Governmental Authority applicable to LOL or any of its assets or properties.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF OI

OI represents and warrants to LOL as of the date hereof and as of the date of Closing as follows:

Section 3.1 Authorization. OI has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of OI's obligations hereunder have been duly authorized by all necessary action on the part of OI. This Agreement has been duly executed and delivered by OI and constitutes OI's valid and binding obligation, enforceable against OI in accordance with its terms.

Section 3.2 No Conflict. The execution, delivery and performance of OI's obligations hereunder, and the consummation of the transaction contemplated hereby, will not (a) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which OI is a party or by which OI or any of its assets or properties may be bound; or, (b) violate any judgment, order, writ, injunction, or decree of any Governmental Authority applicable to OI or any of its assets or properties.

Section 3.3 Title to OI's Membership Interest. There are no outstanding liens, encumbrances, options, warrants, contracts, commitments or other agreements or arrangements of any character whatsoever relating to OI's Membership Interest or any part thereof or to which OI is a party, other than in favor of LOL or as contemplated by this Agreement. LOL hereby acquires clear title to OI's complete Membership Interest, free and clear of all liens or encumbrances of whatsoever nature.

Section 3.4 No Undisclosed Liabilities. To the best knowledge of the principals of OI, namely Hollis Osborne, Paul Osborne, and Jerry Wells, there are no debts, liabilities, or obligations of any nature, whether fixed, absolute, accrued, contingent or otherwise, except those which have been made known to LOL or to the senior management of the LLC prior to the date hereof or prior to Closing which could have a material adverse impact, individually or in the aggregate, on the LLC or the Business, or OI's Membership Interest.

Section 3.5 No Other Management/Employee Obligations. Except for those obligations described in Schedule 1.2b and to Craig Wells, OI has no obligations to any of the former or current managers or any former or current employees of the LLC or any of its subsidiaries. OI agrees to timely fulfill its obligations to Craig Wells.

                                   ARTICLE IV
                                    CLOSING

Section 4.1 Closing. The Closing shall take place on January 27, 2006, at or about 10:00 a.m. Central Standard Time, or such other time and in such fashion as the parties may mutually agree.

Section 4.2 Deliveries By OI. OI shall deliver to LOL at Closing the following:

          a. An assignment transferring all of OI's right, title and interest in and to OI's Membership Interest, in the form attached hereto as Schedule 4.2;

          b. A certificate of the Secretary of OI certifying resolutions of the governing board of OI approving and authorizing the execution, delivery and performance of this Agreement by OI and the consummation of the transaction contemplated hereby;

          c. A certificate, in the form prescribed by treasury regulations under Section 1445 of the Tax Code, that OI is not a foreign person within the meaning of Section 1445 of the Code;

          d. Written resignation from the board and officerships of the LLC and the boards and officerships of any LLC subsidiary from the representatives of OI; and,

          e. Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

Section 4.3 Deliveries by LOL. At the Closing, LOL shall make the payment described in Section 1.2a and shall deliver to OI the following:

          a. An assignment and assumption agreement for the Managers Contracts in the form attached hereto as Schedule 4.3a;

          b. A certificate dated the Closing, of the secretary or assistant secretary of LOL certifying that all necessary actions have been taken by LOL to approve and authorize this Agreement and the consummation by LOL of the transactions contemplated hereby;

          c. Copies of new signature cards for all banks of the LLC and its subsidiaries and affiliates, which do not bear Hollis Osborne's, Paul Osborne's, and Jerry Wells' names as having signature authority, or alternatively a certificate dated the Closing of LOL certifying that those individuals have been, or will promptly be, removed from signature authority on all banks of the LLC and its subsidiaries and affiliates; and,

          d. Such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

Section 4.4 Conditions to Closing. As conditions to Closing hereunder:

          a. The LLC shall have received amendments to those Amended and Restated Employment Agreements entered into by the LLC and Hollis Osborne, Paul Osborne, and Jerry Wells in the forms as attached hereto as Schedule 4.4.; and,

          b. LOL shall have received consents, waivers, or the like from its lenders and lenders to the LLC with respect to this transaction in form and substance satisfactory to LOL.

Section 4.5 Termination of Rights. As of the Closing, OI shall cease to be a member of the LLC, with no membership Interest in the LLC, and have no rights pursuant to the JV Agreement, the Operating Agreement and the Second Amendment, and all documents ancillary thereto. As of the Closing, any and all rights of OI to guaranteed payments, rights to capital accounts, rights to undistributed earnings, and rights pursuant to any put/call agreements pertaining to the parties' membership interest in the LLC, shall be effectively terminated.

                                    ARTICLE V
                             POST CLOSING COVENANTS

Section 5.1 Further Assurances. From and after the effective date hereof, LOL, the LLC and OI each shall promptly execute and deliver any other documents or instruments reasonably required in order to comply with the terms of this Agreement or give full effect to the transactions contemplated hereby.

Section 5.2 Survival of Representations; Indemnification. The representations and warranties made by each party hereunder shall survive the closing indefinitely. Each party agrees to defend, indemnify and hold harmless the other party against all damages, claims, losses and expenses, including, without limitation, litigation costs and fees of attorneys, arising out of, resulting from or in connection with any misrepresentation or breach of representation, warranty, covenant or undertaking hereunder of such party.

Section 5.3 Non-Competition; Non-Solicitation.

          a. For a period of two years following the Closing hereunder, OI agrees that it will not, and shall cause its affiliates to not, except in the case of a Permitted Investment, directly or indirectly own, manage, operate, join, or participate in the ownership, management, control of, any person or entity involved in any Competitive Business in the United States.

          b. "Competitive Business" shall mean any business which is engaged in any activity which is competitive with any of the business activities in which the LLC, or any LLC subsidiary, is currently engaged, or for which any of them are actively developing plans. "Permitted Investment" shall mean those present business operations (as listed on Schedule 5.3b) owned by or invested in by OI or by Hollis Osborne, plus the ownership of not more than 3% of the outstanding shares of common stock of a publicly traded entity which is engaged in a Competitive Business.

          c. It is understood and agreed that the restrictions imposed by the provisions of the foregoing Section 5.3a are separate and severable, and it is the intent of the parties hereto that in the event the restrictions imposed by said Section should be determined by any court of competent jurisdiction to be void for any reason whatsoever, the remaining provisions of this Agreement and the restrictions imposed by the remainder of said Section shall remain valid and binding upon the parties. It is also agreed and understood that in the event any restriction contained in Section 5.3a should be considered by any court of competent jurisdiction to be unenforceable because unreasonable either in length of time or area to which said restriction applies, it is the intent of both parties hereto that said court reduce and reform the provisions thereof so as to apply to limits considered enforceable by said court.

          d. Recognizing that irreparable damage may result to LOL and/or the LLC in the event of breach of any of the foregoing covenants and assurances of
Section 5.3a by OI, LOL shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining OI and each and every person, firm, company, corporation or other entity acting in concert or participating with OI from the continuation of such breach.

          e. For a period of two years following the Closing, OI shall not, and shall cause its affiliates to not, directly or indirectly, solicit any salaried employee of the LLC or any of its subsidiaries, who was employed by the LLC or the subsidiary on the date hereof and who has not been involuntarily terminated by the LLC or the subsidiary, as the case may be, to enter into any written or oral agreement, arrangement, or understanding regarding employment or retention as a consultant by OI or any affiliate thereof, provided that nothing herein shall prohibit OI from hiring or engaging such an employee pursuant to general advertising or posting through the efforts of a search firm not retained by OI.

Section 5.4 Confidentiality; Publicity.

OI agrees to keep confidential all information concerning the LLC, any of its subsidiaries, the Business, and any past, current and future plans with respect thereto, as well as the terms and conditions of this Agreement, (collectively, "Confidential Information") and shall not disclose such Confidential Information to any third party, except to those of its employees, officers and directors, financial, tax and legal advisors, on an absolute need to know basis, and all such third parties shall be advised of the confidential nature of this information and agree to keep it confidential. OI shall be responsible for any breach of this obligation of confidentiality by any such third party.

Except as may be required by law in the reasonable judgment of such party's legal counsel, no public announcements or other publicity regarding this transaction shall be made by LOL or OI or any of their respective officers, directors, employees, representatives or agents, without the prior written agreement of LOL and OI, respectively. Any announcement shall be agreed to by the parties as to form, content, timing and manner of distribution or publication. The parties agree that LOL may disclose such information as it believes necessary to comply with any requirements of the Securities Exchange Commission.

                                   ARTICLE VI
                                 MISCELLANEOUS

Section 6.1 Definition of Certain Terms. Capitalized terms not defined herein shall have the meaning ascribed to them in the JV Agreement and/or the Operating Agreement.

Section 6.2 Amendment. This Agreement may be amended only by the written consent of all parties hereto.

Section 6.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes and replaces in whole any prior oral or written agreement of the parties as to the subject matter contained herein.

Section 6.4 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Minnesota, without regard to the principles of conflicts of laws thereof.

Section 6.5 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the other party hereto.

Section 6.6 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 6.7 Incorporation of Recitals. The Recitals set forth above are contractual in nature and are hereby incorporated into this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

OSBORNE INVESTMENTS, LLC                LAND O'LAKES, INC.


By: /s/ Jerry E. Wells                  By: /s/ Daniel Knutson
    ---------------------------------       ------------------------------------
Print Name: Jerry E. Wells              Print Name: Daniel Knutson
Its: Member                             Its: Senior Vice President, CFO

Consent of LOL Holdings, Inc.: LOL Holdings, Inc. hereby consents to the sale and transfer of OI's Membership Interest in the LLC to LOL per this Agreement.

LOL HOLDINGS, INC.


By: /s/ Peter S. Janzen
    ---------------------------------
Print Name: Peter S. Janzen
Its: Assistant Secretary

LIST OF SCHEDULES

1.2b Manager Agreements to be assumed by LOL

4.2  Assignment by OI of Membership Interest to LOL

4.3a Assignment and Assumption Agreement re Manager Contracts

4.4 Amendments to Employment Agreements with Hollis Osborne, Paul Osborne and Jerry Wells

5.3b Permitted Investments